Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
XM Satellite Radio Holdings Inc.

We consent to the incorporation by reference in the registration statements (No. 333-158135, No. 333-152548, No. 139869, No. 333-130949, No. 333-127169, No. 333-115695, No. 333-108387, No. 333-104406, No. 333-85847, No. 333-65602, and No. 333-64344) on Forms S-3, in the registration statement (No. 333-144845) on Form S-4, and in the registration statements (No. 333-160386, No. 333-159206, No. 333-158156, No. 333-156441, No. 333-152574, No. 333-149186, No. 333-142726, No. 333-139214, No. 333-133277, No. 333-125118, No. 333-119479, No. 333-111221, No. 333-106020, No. 333-101515, No. 333-100083, No. 333-81914, No. 333-74752, No. 333-65473, No. 333-62818, No. 333-47954, No. 333-31362, and No. 333-15085 on Forms S-8 of Sirius XM Radio Inc.; and in the registration statement (No. 333-93529) on Form S-1, in the registration statements (No. 333-130812, No. 333-127270, No. 333-121417, No. 333-121415, No. 333-115326, No. 333-114178, No. 333-106824, No. 333-102966, No. 333-102964, No. 333-89132, No. 333-85804, and No. 333-47570) on Forms S-3, in the registration statements (No. 333-136131-03, No. 333-115323-01 and No. 333-106823-01) on Forms S-4, and in the registration statements (No. 333-143460, No. 333-106827, No. 333-97611, No. 333-92049, No. 333-65022, No. 333-65020 and No. 333-42590) on Forms S-8 of XM Satellite Radio Holdings Inc. and subsidiaries of our report dated February 25, 2010, with respect to the consolidated balance sheets of XM Satellite Radio Holdings Inc. as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholder’s deficit and comprehensive loss, and cash flows for the year ended December 31, 2009 and period from August 1, 2008 to December 31, 2008 (Successor periods), and from January 1, 2008 to July 31, 2008 and for the year ended December 31, 2007 (Predecessor periods), and the related financial statement schedule, and our report dated February 25, 2010, with respect to the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of XM Satellite Radio Holdings Inc.

/s/ KPMG LLP

McLean, VA
February 25, 2010